SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated May 6, 2013 entitled-"SILVER FALCON MINING, INC. (SFMI) PRECIOUS METAL BULLION DELIVERY, OPERATIONAL UPDATES "

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) PRECIOUS METAL BULLION DELIVERY, OPERATIONAL UPDATES

Bradenton, Florida- May 6, 2013-Silver Falcon Mining, Inc.'s (OTCBB:SFMI) April delivery of 52 ounces of Precious Metal Bullion dore to its contract refinery in Florida bodes well for the Company's future.   Monthly, Dore produced is stored in the secure vault within the confines of the Company’s metallurgical building prior to deliveries to the refinery. The refinery converts dore into their determined Au (gold) and Ag (silver) values and adds the bullion count to the Company’s bullion account. Management can either keep the bullion in this account and/or convert all or a portion into cash at their discretions. Cash conversions are determined by current commodity prices of Au and Ag. Since the onset of production, the Company has refined 592 oz. of precious metal dore.

Mr. Pierre Quilliam, CEO, Silver Falcon Mining, Inc., states, “Our ten cells Denver Floatation Unit has proven itself to be very effective, and reprocessing of the large amount of partially treated ore has begun. This valuable inventory, brought down from War Eagle in the last years, contains enough precious metal to enable the Company to compensate for the monies invested so far in the project."

Sinker Tunnel Gold Project

Work inside the Sinker Tunnel goes on although at a slower rate while the Company awaits confirmation of its funding to further develop and prove the ore bodies which crisscrosses the tunnel at the 6,090 ft. mark from the entrance.

This past winter has proven the theory that the roads on the mountain leading to the Sinker tunnel, could be easily kept open with the Company’s snow removal equipment, thus allowing the Company to mine the ore bodies and operate the Diamond Creek mill on a year-round basis .

Closed Circuit Leaching Unit

The Company is in final negotiations toward a loan which will fully fund the building of the “Leaching Unit” which was permitted by Owyhee County almost a year ago. The planned GEKKO system will be a huge production addition to the mill as it will recuperate the almost totality of the millions of dollars in precious metals contained in the ore on site at the mill, the cost of which was previously expensed on the Company’s published financial reports. With this new funding in place, management expects to be in full production in early 2014 provided its filing of an operation permit gets timely approvals at the various government levels.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward-looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date:May 7,2013	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer